UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2022

Crawford United Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 10, 2022, Crawford REV Acquisition Company LLC (“Crawford REV”), a Delaware limited liability company and indirect wholly-owned subsidiary of Crawford United Corporation (the “Company”), completed the acquisition (the “Reverso Transaction”) of substantially all the assets of Reverso Pumps, Inc., a Florida corporation and developer, designer, manufacturer, seller and distributor of oil change systems, fuel and oil transfer pumps, fuel primers, fuel polishing systems and engine flushing systems (“Reverso”), pursuant to an Asset Purchase Agreement (the “Reverso Asset Purchase Agreement”) entered into and effective January 10, 2022 by and among (i) Crawford REV, (ii) Reverso, (iii) John J. Napurano, Jr. and Jacqueline Napurano, Trustees of the John J. Napurano Living Trust Dated 4/6/04 (the “John Napurano Trust”), and (iv) John J. Napurano, Jr. and Jacqueline Napurano, the beneficiaries of the John Napurano Trust (the “John Napurano Trust Beneficiaries,” and with Reverso and the John Napurano Trust, the “Reverso Seller Parties”).

Additionally, on January 10, 2022, Crawford SEP Acquisition Company LLC (“Crawford SEP”), a Delaware limited liability company and indirect wholly-owned subsidiary of the Company, completed the acquisition (the “Separ Transaction,” and with the Reverso Transaction, the “Transactions”) of substantially all the assets of Separ of the Americas, LLC, a Florida limited liability company and developer, designer, manufacturer, seller and distributor of oil change systems, fuel and oil transfer pumps, fuel primers, fuel polishing systems and engine flushing systems (“Separ”) pursuant to an Asset Purchase Agreement (the “Separ Asset Purchase Agreement,” and together with the Reverso Asset Purchase Agreement, the “Purchase Agreements”) by and among (i) Crawford SEP, (ii) Separ, and (iii) the John Napurano Trust, and John J. Napurano, Jr. and Jacqueline Napurano, Trustees of the Jacqueline Napurano Living Trust Dated 4/6/04 (together with the John Napurano Trust, the “Trusts”), and (iv) John J. Napurano, Jr. and Jacqueline Napurano, the beneficiaries of the Trusts (collectively with Separ, the Trusts, and the John Napurano Trust Beneficiaries, the “Separ Seller Parties”).

Crawford REV acquired the assets of Reverso on a cash-free, debt-free basis for a purchase price of $2.5 million in cash, subject to customary post-closing adjustments. Crawford SEP acquired the assets of Separ on a cash-free, debt-free basis for a purchase price of $1.5 million in cash, subject to customary post-closing adjustments.

The Purchase Agreements contain customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreements. The Purchase Agreements also certain customary post-closing covenants of the parties, including cooperation on tax and audit matters.

The parties to the Transactions have made customary representations, warranties and covenants in the Purchase Agreements. The representations, warranties and covenants set forth in each Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to such Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to such Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreements are included with this filing only to provide investors with information regarding the terms of the Transactions, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Reverso Asset Purchase Agreement is attached hereto as Exhibit 2.1, and a copy of the Separ Asset Purchase Agreement is attached hereto as Exhibit 2.2. The Purchase Agreements are incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreements is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements.

Item 7.01. Regulation FD Disclosure.

On January 11, 2022, the Company issued a press release announcing the Transactions. A copy of the Company’s press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated January 10, 2022, by and among Crawford REV Acquisition Company LLC and the Reverso Seller Parties.

2.2	Asset Purchase Agreement dated January 10, 2022, by and among Crawford SEP Acquisition Company LLC and the Separ Seller Parties.

99.1	Press Release dated January 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: January 13, 2022	By:	/s/ John P. Daly
	Name:	John P. Daly
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated January 10, 2022, by and among Crawford REV Acquisition Company LLC and the Reverso Seller Parties.

2.2	Asset Purchase Agreement dated January 10, 2022, by and among Crawford SEP Acquisition Company LLC and the Separ Seller Parties.

99.1	Press Release dated January 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).